EXHIBIT G

                      Information with Respect to Executive
                    Officers and Directors of the Undersigned
                    -----------------------------------------

       The following sets forth as to each of the executive officers and directors of the undersigned: his name; his business address; and his present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted. Unless otherwise specified, the principal employer of each officer is Agway Inc., the business address of each of which is c/o Agway Inc., P.O. Box 4933, Syracuse, New York 13221-4933 (tel. 315-449-6568) and each such individual identified below is a citizen of the United States. The principal occupation of all directors of Agway is full-time farming. To the knowledge of the Reporting Person, during the last five years, no such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and no such person was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities law or finding any violation with respect to such laws except as reported in Item 2(d) of this
Schedule 13D/A.

----------------------------------------------------------------------------------------------------------
                                          Agway Inc. Officers
----------------------------------------------------------------------------------------------------------

                                                                                           Shares
                                                                                        Beneficially
      Name                              Present Principal Occupation                       Owned
---------------------------    --------------------------------------------------    ---------------------
John F. Feeney                 Corporate Controller                                          0
---------------------------    --------------------------------------------------    ---------------------
Stephen H. Hoefer              Senior Vice President, Public Affairs & Membership            0
---------------------------    --------------------------------------------------    ---------------------
Michael R. Hopsicker           President and Chief Executive Officer of Agway Inc.
                               and President, Agway Energy Products LLC                      0
---------------------------    --------------------------------------------------    ---------------------
Karen J. Ohliger               Treasurer                                                     0
---------------------------    --------------------------------------------------    ---------------------
Roy S. Lubetkin                President, Country Products Group                             0
---------------------------    --------------------------------------------------    ---------------------
Peter J. O'Neill               Senior Vice President, Finance & Control                      0
---------------------------    --------------------------------------------------    ---------------------
William L. Parker              Vice President and Chief Information Officer                  0
---------------------------    --------------------------------------------------    ---------------------
G. Leslie Smith                Vice President and Chief Investment Officer                   0
---------------------------    --------------------------------------------------    ---------------------

-------------------------------------------------------------------------------------------------------------------
                                           Agway Inc. Board of Directors
-------------------------------------------------------------------------------------------------------------------
                                                                                                       Shares
                                                                                                     Beneficially
            Name                      Business Name                       Business Address              Owned
-----------------------------   ------------------------------   -------------------------------   ----------------
Stanley J. Burkholder           Burk-Lea Farms                    3099 Grand Point Road                   0
                                                                  Chambersburg, PA 17201
-----------------------------   ------------------------------   -------------------------------   ----------------
Andrew J. Gilbert               Adon Farms                        Box 517                               1,000
                                                                  State Highway 72
                                                                  Potsdam, NY 13676
-----------------------------   ------------------------------   -------------------------------   ----------------
John R. Ligo                    LiTerra                           2191 Scrubgrass Road                    0
                                                                  Grove City, PA 16127
-----------------------------   ------------------------------   -------------------------------   ----------------
Jeffrey B. Martin               Martin Farms                      5980 Ridge Road                       1,000
                                                                  Cazenovia, NY 13035
-----------------------------   ------------------------------   -------------------------------   ----------------
Samuel F. Minor                 The Spring House                  1531 Rt. 136                          1,000
                                                                  Washington, PA  15301
-----------------------------   ------------------------------   -------------------------------   ----------------
Matt E. Rogers                  Rogers Farm                       Rogers Road                             0
                                                                  Box 3460
                                                                  Clinton, ME 04927
-----------------------------   ------------------------------   -------------------------------   ----------------
Richard H. Skellie              Richland Farms                    650 Skellie Road                        0
                                                                  Salem, NY 12865
-----------------------------   ------------------------------   -------------------------------   ----------------
Gary K. Van Slyke               Van Slyke's Dairy Farm            5633 Griffith Road                      0
                                                                  Portageville, NY 14536
-----------------------------   ------------------------------   -------------------------------   ----------------
Edwin C. Whitehead              White Ayr Farms                   71 Popple Swamp Rd.                   3,000
                                                                  Washington Depot, CT  06794
-----------------------------   ------------------------------   -------------------------------   ----------------
William W. Young                Will-O-Crest Farm                 800 County Rd. 27                     1,987
                                                                  Clifton Springs, NY 14432
-----------------------------   ------------------------------   -------------------------------   ----------------
